Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Current Report on Form 8-K (8-K/A) of Winnebago Industries, Inc. of our report dated January 13, 2017 on the financial statements of Grand Design RV, LLC as of December 31, 2015, 2014 and 2013 and for the years then ended.

/s/ Crowe Horwath LLP

South Bend, Indiana
January 20, 2017